Exhibit 10.2

THIS SECURITY AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 9 OF THIS DEBENTURE AND THE OTHER DEBENTURE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) AND EACH HOLDER OF THIS SECURITY, BY ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE OTHER DEBENTURE INTERCREDITOR AGREEMENT AND SECTION 9 HEREOF.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: November ___, 2008
Original Conversion Price (subject to adjustment herein): $0.24

$3,000,000.00

SUBORDINATED UNSECURED CONVERTIBLE DEBENTURE
DUE MAY ___, 2011

THIS DEBENTURE is a duly authorized and validly issued Subordinated Unsecured Convertible Debenture of Capital Growth Systems, Inc., a Florida corporation, (the “Company”), having its principal place of business at 500 W. Madison Street, Suite 2060, Chicago, Illinois 60661, designated as its Subordinated Convertible Debenture due on the day immediately preceding the one year anniversary of the Original Issue Date (the “Termination Date”), provided that if the Final Closing Date (as that term is defined in the ILPA) occurs before such date, this Debenture will be due on the date thirty months from the Original Issue Date, which date may be extended on a month to month basis with the prior written consent of the Holder until the Debenture is paid in full (the “Extended Termination Date”).

FOR VALUE RECEIVED, the Company promises to pay to Vanco plc or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $3,000,000.00, as may be increased in accordance with the terms hereof, on the later to occur of the Termination Date or the Extended Termination Date (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder; provided, however, that in no event shall payment be due under this Debenture until: (A) the Payment Conditions are satisfied and (B) payment to the Holder is permitted under the Other Debenture Intercreditor Agreement and Section 9 hereof. Prior to making any such payment, the Company’s Chief Financial Officer and Chief Executive Officer shall provide written certification to the holders of the Other Debentures that the Payment Conditions have been satisfied. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

“Authorized Share Approval” shall mean the date following the date hereof that the Company amends its articles of incorporation to authorize the issuance of not less than 600,000,000 shares of Common Stock (subject to adjustment to account for any forward or reverse split).

“Archer Intercreditor Agreement” shall mean the intercreditor agreement among ACF, CGS, L.L.C., the holders of the Other Debentures, Holder and Company.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Event”: (a) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code), or any receivership, custodianship, liquidation, reorganization, administration, administrative receivership, arrangement or other similar case or proceeding, relative to the Company or any of its Subsidiaries, or to the assets of the Company or any of its Subsidiaries, (b) any liquidation, dissolution, reorganization or winding up of the Company or any of its Subsidiaries, whether voluntary or involuntary and whether or not involving solvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any of its Subsidiaries, (d) any sale, transfer or other disposition of all or substantially all of the assets of any Debtor in connection with any of the foregoing, or (e) any application, notice, resolution or order made, passed or given for or in connection with any of the foregoing or any event analogous to any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Balance” means, at any time, unrestricted cash and cash equivalents in of the Company and its consolidated Subsidiaries in US Dollars on deposit with domestic and foreign commercial banks.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(c).

‘Debentures” shall mean this Debenture and any successor debentures reissued as a result of the fractionalization of this Debenture.

“EBITDA” means for the applicable period, the net income (or net loss) of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, consistently applied, plus (i) any provision for (or less any benefit from) income taxes, (ii) any deduction for interest expense, net of interest income, and (ii) depreciation and amortization expense.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“ILPA” shall mean the Interest and Loan Purchase Agreement between the initial Holder of this Debenture and Capital Growth Acquisition, Inc.

“Mandatory Default Amount” means the outstanding principal amount of this Debenture.

“March Debentures” means the amended and restated debentures issued by the Company in exchange or substitution for any of the debentures of the Company that were originally issued on March 11, 2008.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“November Debentures” shall mean the original issue discount secured convertible debentures issued by the Company in November, 2008 and not comprising the March Debentures.

“Other Debentures” shall mean collectively, the March Debentures and the November Debentures.

“Other Debenture Intercreditor Agreement” shall mean the intercreditor and subordination agreement among the holders of the Other Debentures and the initial holder of this Debenture.

“Original Issue Date” means the date of the first issuance of this Debenture, regardless of any transfers of this Debenture and regardless of the number of instruments which may be issued to evidence this Debentures in the event of fractualization of this Debenture.

“Payment Conditions” means, after the Extended Termination Date, at the time of payment (i) the Cash Balance of the Company and its Subsidiaries is at least $5,000,000 and (ii) for the 12 full calendar months immediately prior to the payment date, the ratio of the then outstanding principal amount of the Other Debentures to EBITDA for such 12-month period to shall be 2:1 or less. By way of any example, in order to make payments on this Debenture, if the then outstanding principal amount of the Other Debentures is $20,000,000, the EBITDA for the 12-month period prior to such payment date must be $10,000,000 or greater.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Creditor” means ACF CGS, L.L.C., a Delaware limited liability company, as administrative agent for each of the lenders under the Senior Loan Agreement and any other holder of Senior Obligations (as such term is defined in the Archer Intercreditor Agreement) from time to time.

“Senior Loan Agreement” means that certain Loan and Security Agreement dated as of November ___, 2008 by and among the Company and its Subsidiaries, as borrowers, ACF CGS, L.L.C and the other lenders named therein, and ACF CGS, L.L.C, as agent for such lenders.

“Senior Loan Documents” means all current and future documents relating to the Senior Obligations, including without limitation the Senior Loan Agreement and any guaranty, security agreement, pledge agreement, control agreement, mortgage, or deed of trust, and any documents evidencing or relating to any Senior Obligations (as hereafter defined), as the same may be amended, modified or restated.

“Senior Obligations” means (a) all liabilities of the Company together with any of its subsidiaries (each a “Borrower” and collectively, the “Borrowers”) to Senior Creditor from time to time outstanding pursuant to or in connection with the Senior Loan Documents, whether such amounts are due or not due, direct or indirect, absolute or contingent, including, without limitation, all principal, interest, fees, reimbursement obligations with respect to letters of credit, indemnities, costs and expenses, and further including (i) all interest arising under or with respect to the Senior Loan Documents, including, in the event of a Bankruptcy Event, any and all post-petition interest and costs from and after the date of filing of a petition by or against any Borrower or its bankruptcy estate, whether or not such amounts are allowed as a claim against any Borrower in any Bankruptcy Event, (ii) all costs and expenses incurred by Senior Creditor in connection with its enforcement of any rights or remedies under the Senior Loan Documents, the collection of any of the Senior Obligations, or the protection of, or realization upon, any collateral, including, by way of example, court costs, appraisal and consulting fees, reasonable attorneys’ fees, auctioneers’ fees, rent, storage, insurance premiums and like items, and whether or not such amounts are allowed as a claim against any Borrower in connection with any Bankruptcy Event, (iii) all fees, charges, and indemnities owing by any Borrower to Senior Creditor under or in connection with the Senior Loan Documents, (iv) all principal, interest, fees, costs and expenses in connection with any debtor-in-possession financing provided by Senior Creditor to one or more Borrowers in connection with a Bankruptcy Event; and (b) all indebtedness and obligations of Borrowers with respect to each Other Debenture, including, without limitation, all Senior Claims (as such term is defined in the Other Debenture Intercreditor Agreement).

“Subordinated Obligations” means all indebtedness, fees, expenses, obligations and liabilities of Company to the Holder, whether now existing or hereafter incurred or created, under or with respect to this Debenture, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subordinated Obligations” means all indebtedness, fees, expenses, obligations and liabilities of Company to the Holder, whether now existing or hereafter incurred or created, under or with respect to the Subordinated Debenture Documents, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

Section 2. Adjustment to Principal Amount of this Debenture. Vanco Direct USA, LLC (“VDUL”) has entered into a sublease dated March 22, 2006 (“Sublease”) with Orbitz, LLC for the occupancy of space at 200 S. Wacker, 16th Floor, Chicago, Illinois (the “Premises”). Any amounts collected by VDUL from Vanco US, LLC with respect to VDUL's sublease of the Premises during the term of the Sublease to Vanco US, LLC, of which ____ months are remaining on such Sublease, or any amounts otherwise paid by Vanco US, LLC directly to or for the benefit of Orbitz, LLC regarding the Premises from the date of this Debenture through the end of the Sublease is hereinafter referred to as the “Vanco US Payments.” Notwithstanding anything to the contrary contained in this Debenture, (i) the principal amount of this Debenture shall be increased on a dollar for dollar basis in an amount equal to the Vanco US Payments paid through the Maturity Date, subject to a maximum increase of $1,000,000, and (ii) on the date on which Vanco US, LLC takes assignment of the Sublease from VDUL and such assignment is consented to by Orbitz, LLC (the “Assignment Date”), the principal amount of this Debenture shall be increased by an amount equal to the difference of (x) $1,000,000 less (y) the aggregate amount of Vanco US Payments paid through the Assignment Date (the “Balloon Amount”). Further, in the event that this Debenture is converted in whole into shares of Common Stock in accordance with Section 4 below from time to time prior to the earlier of (A) the date on which all of the Vanco US Payments equal $1,000,000 and (B) the Assignment Date, this Debenture shall remain outstanding and all further Vanco US Payments and the Balloon Amount (as applicable) shall thereafter increase the amount of this Debenture on a dollar for dollar basis. For purposes of clarity, subject to the terms and conditions herein, the Holder shall be entitled to convert all Vanco US Payments immediately following each increase of the Debenture described in this Section 2.

Section 3.  Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. Holder understands that this Debenture and the shares of Common Stock into which this Debenture is convertible (collectively, “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. At the time Holder was offered the Securities, Holder was, and as of the date hereof Holder is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.  Conversion.

a) Voluntary Conversion. Notwithstanding anything herein to the contrary, any time after the Authorized Share Approval until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 2 Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.24, subject to adjustment herein (the “Conversion Price”).

c) Conversion Limitations. Notwithstanding anything to the contrary contained in this Section 4(c), the Holder may unilaterally waive the terms of this Section 4(c). The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Common Stock Equivalents beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the twelve month anniversary of the Original Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Debenture. On the twelve month anniversary of the Original Issue Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Debenture unsuccessfully tendered for conversion to the Company.

iv. Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained.

v. Reservation of Shares Issuable Upon Conversion. After the Authorized Share Approval, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(b) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

d) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. (Intentionally Omitted).

Section 7. (Intentionally Omitted).

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body, provided however if any of the following events would constitute a breach with respect to either the Archer Intercreditor Agreement or the Other Debenture Intercreditor Agreement, then the existence of such event shall not constitute an Event of Default hereunder until such point in time as the indebtedness with respect to any of the Other Debentures is accelerated): any default in the payment of the principal amount of this Debenture when due and permitted to be paid hereunder and under the Other Debenture Intercreditor Agreement.

b) Remedies Upon Event of Default. Subject to the provisions of Section 9 hereof and the provisions of the Other Debenture Intercreditor Agreement, commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Subordination.

a) The Holder of this Debenture, by its acceptance of this Debenture, agrees that the Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Section 9, to the prior payment in full in cash of all Senior Obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that this subordination is for the benefit of the holders of Senior Obligations. Each holder of Senior Obligations, whether now outstanding or hereafter incurred, shall be deemed to have acquired such Senior Obligations in reliance upon the terms and provisions of this Section 9.

b) The Holder, by its acceptance of this Debenture, agrees that no payment in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of Company, or received, accepted or demanded, directly or indirectly, by or on behalf of any holder of Subordinated Obligations, at any time prior to payment in full in cash of the Senior Obligations.

c) Each holder of Subordinated Obligations agrees not to ask, demand, sue for or take or receive from the Company in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations. In the event that any payment by the Company of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of Holder or any affiliate thereof at a time when such payment is prohibited under this Section 9, such payment or distribution shall be held by such Holder or affiliate in trust (segregated from other property of such Holder or affiliate) for the benefit of, and shall forthwith be paid over to, the holders of Senior Obligations to be applied to the balance of the Senior Obligations, until paid in full.

d) Company shall not give, or permit to be given, and no holder of Subordinated Obligations shall receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of the Company, any of its subsidiaries or any other obligor, or (ii) any guarantee of any Subordinated Obligations, of any nature whatsoever, by the Company, any subsidiary of the Company, or any other person.

e) The holders of the Senior Obligations have made or will make loans and extend credit to Company in reliance on this Section 9 and the other terms of this Debenture and the documents executed in connection with this Debenture and are entitled to the benefits of the provisions hereof and thereof. Accordingly, the holders of the Senior Obligations shall be entitled to enforce any such provision against the Holder or the Company and its subsidiaries.

f) The Holder agrees that it will not contest the validity, perfection, priority or enforceability of the liens upon any collateral securing the Senior Obligations, and that, as between the holders of Senior Obligations and the Holder, the terms of this Section 9 shall govern even if part or all of the Senior Obligations or the liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

Section 10. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued default interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term of this Debenture), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any default interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or default interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount equal to the principal amount of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

CAPITAL GROWTH SYSTEMS, INC.

By:
Name:
Title:
Facsimile No. for delivery of Notices:___________________

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Subordinated Convertible Debenture of Capital Growth Systems, Inc., a Florida corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:
Account No:

Schedule 1

CONVERSION SCHEDULE

The Subordinated Convertible Debenture in the original principal amount of $____________ is issued by Capital Growth Systems, Inc., a Florida corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest